Exhibit 17.1

RESIGNATION NOTICE

June 6, 2014

Mr. Joseph Passalaqua, Chairman

Mr. Alfonso Knoll, CEO

Highlight Networks, Inc.

7325 Oswego Road

Liverpool, NY 13090

Re: Resignation Effective Immediately

Dear Joe and Alfonso:

I hereby resign from any all positions that I hold at both Highlight Networks, Inc. and EZRecycling, Inc., effective immediately. I request that you remove my name from any and all references related to these entities.

Sincerely,

/s/ Richard M. Weaver
Richard M. Weaver

Exhibit 17.1

RESIGNATION NOTICE

June 6, 2014

Mr. Joseph Passalaqua, Chairman

Mr. Alfonso Knoll, CEO

HighLight Networks, Inc.

7325 Oswego Road

Liverpool, NY 13090

Re: Resignation Effective Immediately

Dear Joe and Alfonso:

I hereby resign from any all positions that I hold at both Highlight Networks, Inc. and EZRecycling, Inc., effective immediately. I request that you remove my name from any and all references related to these entities.

Sincerely,

/s/ Danny Mendelson
Danny Mendelson